Exhibit 10.4

RELEASE AND WAIVER AGREEMENT

This Release and Waiver Agreement (this “Agreement”) is dated and effective June 11, 2014 among Liaoning Creative Bellows Co., Ltd. (“Creative Bellows”) and Liaoning Creative Wind Power Equipment Co., Ltd. (“Wind Power,” together with Creative Bellows, the “Subsidiaries”), each of the foregoing a subsidiary of CleanTech Innovations, Inc. (“Cleantech”) and organized under the laws of the People’s Republic of China, and NYGG (Asia), Ltd., a company organized under the laws of the British Virgin Islands with its principal executive offices located at 12th Floor Ruttonjee House, 11 Duddell Street, Central, Hong Kong (“Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in that certain Divesture and Exchange Agreement (the “Exchange Agreement”) dated of even date herewith by and among CleanTech and the individual Shareholders set forth on Exhibit A attached thereto (the “Shareholders”).

R E C I T A L S:

A. Each Subsidiary is a debtor under (i) that certain Loan Agreement dated as of December 13, 2010 by and among the Lender, CleanTech and the Subsidiaries; (ii) that certain Promissory Note issued by CleanTech and the Subsidiaries in favor of the Lender in the principal amount of $10,000,000 and (iii) that certain $10,000,000 line of credit granted to CleanTech and the Subsidiaries on August 17, 2013 (collectively, the “Prior Loans”).

B. The Lender and/or NYG Capital LLC (“NYGC”) may hold additional indebtedness of the Subsidiaries on the Distribution Date (the “Additional Indebtedness”, and together with the Prior Loans, the “Subsidiary Indebtedness”).

C. The Lender is willing to enter into this Agreement, subject to and on the terms and conditions set forth in this Agreement, so that the transactions described in the Exchange Agreement may be consummated.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Release. Upon execution of this Agreement, the Lender hereby immediately and unconditionally releases each of the Subsidiaries from all obligations under all Subsidiary Indebtedness (including, without limitation, the Prior Loans).

2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its conflicts of law principles.

3. Successors and Assigns. Each and all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns.

4. Counterparts. This Agreement and any amendments, waivers, Consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

5. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6. Further Assurances. Each party hereby covenants and agrees to execute and deliver, or cause to be executed and delivered, to each other party all other instruments, certificates, agreements, consents and other writings and as a party may reasonably require to accomplish the intent and purposes of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

SUBSIDIARIES:

LIAONING CREATIVE BELLOWS CO., LTD.

By:	/s/ Bei Lu
	Name:	Bei Lu
	Title:	President

LIAONING CREATIVE WIND POWER EQUIPMENT CO., LTD.

By:	/s/ Bei Lu
	Name:	Bei Lu
	Title:	President

LENDER:

NYGG (ASIA) LTD.

By:	/s/ Roger Li
	Name: Title:	Roger Li Managing Director

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